TRAVELERS PORTFOLIO ARCHITECT LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

ILLUSTRATED CONTRACT INSURED

   Male age 67 nonsmoker
   $55,000 Face Amount with Death Benefit Option 1
   $20,000.00 planned single premium paid on the policy anniversary

   12% Hypothetical Gross Annual Investment Option Return
   Current Cost-of-Insurance Rates

POLICY VALUE

   ENDING           [Beginning Policy Value - Monthly Deduction -
                    COI Deduction]    X
   POLICY        =  Net Investment Factor

   VALUE

                 =  [$25,248.53 + $12.36 - $0.00 - $66.61] X 1.00797414

                 =  $25,395.19

   Derivation of Investment Option Return: 11.15%

                 Gross Investment Option Rate of Return:    12.00%
         LESS    Assumed Asset Charges: *                    0.85%
                                                          ---------
                                                            11.15%

     * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

   PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

   MONTHLY
   DEDUCTION     =  Policy Fee + Premium Tax Charge
                 =  $5.00 + $7.36
                 =  $12.36

          i)   Policy Fee for this example is $5.00

          ii)  Premium Tax Charge is 0.02917% monthly of Policy Value

               Premium Tax Charge = $7.36

   COI
   DEDUCTION     =  Net Amount at Risk        X          COI Rate
                 =  $29,584.37                X          0.00225140000
                 =  $66.61


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                       TRAVELERS PORTFOLIO ARCHITECT LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


          iii) The Currect monthly Cost-of-Insurance rate is 0.00225140000

               Subtotal 1     =   Beginning Policy Value          LESS
                                  Monthly Deduction

                              =            $25,248.53 LESS
                                               $12.36

                              =            $25,236.17

               Subtotal 2     =   Corridor Percentage     X    Subtotal 1
                              =          1.13             X    $25,236.17
                              =   $28,516.87

               Minimum

               Death          =   The greater of Subtotal 2 and the Face Amount
               Benefit
                              =   The greater of $28,516.87 and $55,000.00

                              =   $55,000.00

               Net Amount     =   Minimum Death Benefit / 1.0032737  LESS
               at Risk            Subtotal 1

                              =       $54,820.53      LESS
                                      $25,236.17

                              =       $29,584.37

   NET INVESTMENT FACTOR

     The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

     We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

          A is: 1. The net asset value per share of Fund held in the Investment
                Option as of the Valuation Date; PLUS

                2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

                3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

          B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

                2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

          C is the applicable Investment Optiuon deduction for the Valuation Period.

          For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

     iv) The currect year Administrative and Mortality and Expense (M&E) charge is 0.40& and 0.75% respectively.

          Net
          Investment   = [1 + Investment Option Return - Current Year
                                                                           1/12
                                             Administrative and M&E Charge]
          Factor
                       = [1 + 11.15% - 1.15%]^(1/12)

                       = 1.00797414


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                       TRAVELERS PORTFOLIO ARCHITECT LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


          The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                    BEGINNING                                 NET     ENDING
   POLICY  POLICY      POLICY     MONTHLY         COI  INVESTMENT     POLICY
    YEAR    MONTH       VALUE   DEDUCTION   DEDUCTION      FACTOR      VALUE
    ----    -----       -----   ---------   ---------      ------      -----

      5       1     25,248.53       12.36       66.61  1.00797414  25,370.26
      5       2     25,370.26       12.40       66.33  1.00797414  25,493.21
      5       3     25,493.21       12.44       66.06  1.00797414  25,617.38
      5       4     25,617.38       12.47       65.78  1.00797414  25,742.79
      5       5     25,742.79       12.51       65.49  1.00797414  25,869.44
      5       6     25,869.44       12.55       65.21  1.00797414  25,997.35
      5       7     25,997.35       12.58       64.92  1.00797414  26,126.54
      5       8     26,126.54       12.62       64.63  1.00797414  26,257.01
      5       9     26,257.01       12.66       64.34  1.00797414  26,388.77
      5      10     26,388.77       12.70       64.04  1.00797414  26,521.85
      5      11     26,521.85       12.74       63.74  1.00797414  26,656.26
      5      12     26,656.26       12.77       63.44  1.00797414  26,792.00

SURRENDER VALUE

     Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

     Surrender      Surrender                               Initial
     Charge      =  Charge                       x          Premium
                    Percentage

                 =         6.50%                 x          $20,000

                 =       $1,300.00

     Surrender      Ending Policy                           Surrender
     Value       =  Value                        -          Charge

                 =           $26,792.00          -          $1,300.00

                 =           $25,492.00

DEATH BENEFITS

     For death benefit option 1, the death benefit equals the greater of:

          a)   Face amount on the date of death, or

          b) The percentage of the policy value shown in compliance with Federal Law Provisions

               For our example, the percentage of the policy value in compliance with Federal Law Provisions is 113%.

     Death
     Benefit at  =  The greater of (113% x End of Year Policy Value) or
     the End of     $55,000.00
     Year 5

                 =  The greater of $30,274.96 or $55,000.00

                 =  $55,000


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                       TRAVELERS PORTFOLIO ARCHITECT LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

     Monthly Cost-of-Insurance rates vary by policy year.

     M&E charge is 0.90% if the previous years average growth rate is less than 6.50%, otherwise it is 0.75%. Surrender Charge percentage varies by policy year. The surrender charge percentage in year 10 is 0%. The rates are outlined as follows:

                   Surrender                                  Surrender
      Policy       Charge                      Policy         Charge
       Year        Percentage                   Year          Percentage

         1                7.5%                   6                   6.0%
         2                7.5%                   7                   5.0%
         3                7.0%                   8                   4.0%
         4                7.0%                   9                   3.0%
         5                6.5%                   10                  0.0%

     Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.